CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Xten Networks, Inc. (the "Company") on Form 10-KSB for the period ended April 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark Bruk, , the Chairman, Secretary, Treasurer and Director (Principal Executive Officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)            the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)            the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: July 29, 2005.

/s/ Mark Bruk

Signature:  Mark Bruk

Title:  Chairman, Secretary, Treasurer and Director

(Principal Financial Officer and Principal Accounting Officer)